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                                                                    EXHIBIT 4.24

                                 AMENDMENT NO. 3
                                       TO
                             NOTE PURCHASE AGREEMENT

          This Amendment No. 3 to Note Purchase Agreement (this "Amendment") dated as of December 31, 2002, with an effective date of December 31, 2002 (the "Effective Date") is entered into by and among UNIFIED WESTERN GROCERS, INC., a California corporation operating primarily on a cooperative basis (the "Company"), and the NOTEHOLDERS (as defined in the Note Purchase Agreement described below) who are signatories to this Amendment (the "Noteholder Parties").

                                    RECITALS

     A. The Company has entered into that Note Purchase Agreement dated as of September 29, 1999, as amended by that certain Amendment No. 1 and Limited Waiver to Note Purchase Agreement dated September 14, 2000 and that certain Second Amendment to Note Purchase Agreement and Notes dated March 27, 2002 (the "Note Purchase Agreement"), pursuant to which the Company has duly authorized the issuance of (a) $80,000,000 in aggregate principal amount of its Senior Secured Notes due 2008 (the "Tranche A Notes") and (b) $40,000,000 in aggregate principal amount of its Senior Secured Notes due 2009 (the "Tranche B Notes").

     B. The Noteholder Parties are registered holders of the Tranche A Notes and the Tranche B Notes and hold at least 51% of the principal amount of the Notes outstanding as of the Effective Date.

     C. Each Subsidiary Guarantor has executed a Subsidiary Guaranty Agreement in favor of the Noteholders.

     D. The Company and the Noteholder Parties have agreed to amend certain provisions of the Note Purchase Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

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     1.   Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Note Purchase Agreement (as amended hereby).

     2.   Amendments to Note Purchase Agreement.

          2.1 Amendments to Glossary. The Glossary to the Note Purchase Agreement is hereby amended to add or modify the following defined terms:

               "Consolidated Income Available for Fixed Charges" means, in respect of any period, the sum of Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) all depreciation and amortization allowances and any other non-cash expenses approved in writing by the Required Noteholders, (b) Interest Charges, (c) taxes imposed on or measured by income or excess profits and (d) Permitted Member Payments.

               "Financial Subsidiaries" means any one or more of (a) Grocers Capital, (b) URI, or (c) any wholly owned Subsidiary of Grocers Capital or URI that is organized after the date hereof, designated as a Financing Subsidiary in a writing delivered to the Noteholders at the time of its organization, and engaged solely in the business conducted by Grocers Capital and URI.

               "Fixed Charges" means, with respect to any period, the sum of the following for such period (a) Interest Charges, (b) payments of principal of Funded Indebtedness (including any required payments of principal under a revolving credit facility but otherwise excluding payments of principal under a revolving credit facility and the revolving portion of any term loan facility permitted by this Agreement and other than prepayment premiums or penalties associated with the prepayment of Indebtedness contemplated by this Agreement),
          (c) any Capital Expenditures (excluding any Capital Expenditures that have been financed with the proceeds of Permitted Purchase Money Indebtedness), and (d) Permitted Member Payments paid in cash.

               "Inactive Subsidiary" means any one or more of (a) Preferred Public Storage Company, a California corporation, (b) Certified Grocers of California, Ltd., a California corporation, (c) United Grocers, Inc., an Oregon corporation, (d) Grocers General Merchandise Company, a California corporation, (e) R&R Liquidating Company, an Oregon corporation, (f) United Resources, Inc., an Oregon corporation,
          (g) Unified International, Inc., a Delaware corporation, (h) Banner Marketing, Inc., a California corporation, (i) U. G. Resources, Inc., a California corporation, (j) Northwest Process, Inc., an Oregon corporation, (k) Western Passage Express, an Oregon corporation, and
          (l) Western Security Services, Ltd., an Oregon corporation.

               "Operating Line of Credit Collateral" means the "Collateral" as defined in the Rabobank Revolving Credit Agreement and any amendments or modifications thereto approved by the Collateral Agent.

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               "Permitted Purchase Money Indebtedness" means any purchase money
          Indebtedness permitted pursuant to clause (D) of the definition of Permitted Liens.

               "Security Documents" means any security agreements, pledge agreements and other agreements or documents executed and delivered by the Company or any Subsidiary Guarantor in favor of the Collateral Agent in order to provide Liens in and to all any portion of its or their assets or properties to secure the Obligations, including the Security Agreements, the Deeds of Trust and the Collateral Agency Agreement.

          2.2 Amendments to Definition of Permitted Liens. Clause (E) of the definition of Permitted Liens is hereby amended as follows:

               "(E) Liens on the Operating Line of Credit Collateral to secure the Operating Line of Credit."

          2.3 Operating Line of Credit. The definition of "Operating Line of Credit" is hereby amended to read in full as follows:

          "Operating Line of Credit" means any Indebtedness outstanding under
          (a) the Rabobank Revolving Credit Agreement, (b) any revolving credit facility or other working capital credit facility in substitution for the Rabobank Revolving Credit Agreement or any subsequent working capital facility that is approved in advance by the Required Noteholders, such approval not to be unreasonably withheld; provided, however, that no such consent shall be required for any matter described in clause (c) below, and (c) any amendment, modification or extension thereof that does not (i) result in Liens being granted to secure such Indebtedness (as amended, modified, refinanced, renewed, extended, or replaced as permitted hereby) in and to any assets of the Company, any Subsidiary Guarantor, or any of their respective Subsidiaries, other than the Operating Line of Credit Collateral, (ii) provide recourse to any Person other than the Company and the Subsidiary Guarantors, or (iii) conflict with the terms of Section 8.6(h).

          2.4 Amendment to Delete Section 1.7(b) and (c) and References Thereto. The Note Purchase Agreement is hereby amended to delete clauses (b) and
(c) of Section 1.7. The Note Purchase Agreement and the Security Documents are hereby amended to delete (a) all references to clauses (b) and (c) of Section
1.7 of the Note Purchase Agreement, (b) references to "From and after the Release Date," "Until the Release Date" and similar phrases, (c) any provisions that provide for the release of all or a portion of the Property upon satisfaction of the conditions set forth in clauses (b) and (c) of Section 1.7 of the Note Purchase Agreement, and (d) any provisions that provide for different rights or obligations of the Company or the Subsidiary Guarantors from and after the Release Date.

          2.5 Section 7.6 (Keeping of Records and Books of Account). The parties agree that in the event the Company's application for a quasi-reorganization of the type

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contemplated by the Accounting Research Bulletin No. 43, Chapter 7, Section A,
is approved by the Securities Exchange Commission, the Company will not be deemed to have failed to comply with Section 7.6 of the Note Purchase Agreement by reason of the Company's election to complete such a quasi-reorganization.

          2.6 Section 7.8 (Additional Subsidiary Guarantors. Section 7.8 is hereby amended and restated as follows:

          "(S)7.8 Additional Subsidiary Guarantors. In the event that (a) the Company creates, acquires or capitalizes (directly or indirectly) any Subsidiary after the Closing Date with assets in excess of $30,000 (excluding the Financial Subsidiaries and the Insurance Subsidiaries),
          (b) any existing Subsidiary acquires total assets in excess of $30,000 (excluding the Financial Subsidiaries and the Insurance Subsidiaries but including any Inactive Subsidiary (other than the Terminated Subsidiaries unless any such Terminated Subsidiary continues to have assets in excess of $30,000 after the earlier to occur of June 30, 2003 or the date of an Event of Default)) or (c) any other Subsidiary is required to guaranty the Operating Line of Credit, the Company shall cause such Subsidiary to execute a Subsidiary Guaranty, a Subsidiary Security Agreement and a joinder to become a Pledgor under the Subsidiary Pledge Agreement."

          2.7 Section 8.6(a) (Funded Indebtedness). The sentence in Section 8.6(a) beginning "In addition, the Company will not permit Consolidated Funded Indebtedness " is hereby amended and restated in its entirety as follows:

          "In addition, the Company will not permit Consolidated Funded Indebtedness at any time to exceed the applicable Maximum Funded Indebtedness Percentage (as defined below) of the sum of Consolidated Funded Indebtedness and Consolidated Tangible Net Worth. As used in this Section 8.6(a), "Maximum Funded Indebtedness Percentage" means
          (i) 65% for any fiscal period ended prior to the fourth quarter of 2002, (ii) 67% for the fourth quarter of Fiscal Year 2002, the Fiscal Year ended on September 28, 2002 and during Fiscal Year 2003, (ii) 65% during Fiscal Year 2004 and (iii) 60% at any time after the end of Fiscal Year 2004."

          2.8 Section 8.6(c) (Consolidated Tangible Net Worth). Section 8.6(c) is hereby amended and restated in its entirety as follows:

          "The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $70,000,000 during the first three Fiscal Quarters of Fiscal Year 2003, $75,000,000 for Fiscal Year 2003 or $80,000,000 at any time thereafter plus (ii) an amount (but only if a positive number) equal to 50% of Consolidated Net Income for the applicable fiscal period."

          2.9 Section 8.6(d) (Fixed Charge Coverage Ratio). Section 8.6(d) is hereby amended and restated in its entirety as follows:

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          "The Company will not permit as of the end of any Fiscal Quarter the ratio of (i) Consolidated Income Available for Fixed Charges to (ii) Fixed Charges to be less than 1.25 to 1.00 for the period consisting of the consecutive four Fiscal Quarters then ended."

          2.10 Section 8.6(h) (Revolving Lines of Credit). Section 8.6(h) is amended by replacing the "$200,000,000" after "greater than" with "$225,000,000".

    3. Release of Subsidiary Collateral. The Company hereby represents that it is in the process of winding up the affairs of Northwest Process, Inc., Western Passage Express, Inc., Western Security Services, Inc., Grocers General Merchandise and Preferred Public Storage Company (the "Terminated Subsidiaries"), and that the aggregate value of the remaining assets of these corporations is not in excess of $1,200,000. The Company covenants and agrees that it shall not make any additional investments in the Terminated Subsidiaries. The Noteholders hereby release the Terminated Subsidiaries from any previous guarantees of the obligations under the Note Purchase Agreement and the Liens heretofore granted by the Terminated Subsidiaries in their assets, and consent to the filing of any related termination statements and other similar lien releases in respect of the assets of the Terminated Subsidiaries.

     4.   Limitation of Amendments.

          4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Debt Document, or (b) otherwise prejudice any right or remedy which the Noteholders may now have or may have in the future under or in connection with any Debt Document.

          4.2 This Amendment shall be construed in connection with and as part of the Debt Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Debt Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     5. Representations and Warranties. In order to induce the Noteholder Parties to enter into this Amendment, the Company hereby represents and warrants to each Noteholder as follows:

          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Debt Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;

          5.2 The Company has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Note Purchase Agreement, as amended by this Amendment;

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          5.3  The articles of incorporation, bylaws and other organizational documents of the Company delivered to the Noteholders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          5.4 The execution and delivery by the Company of this Amendment and the performance by Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Company;

          5.5 The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Company, (ii) the articles of incorporation or bylaws of the Company, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Company, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Company;

          5.6 The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Note Purchase Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Company, except as already has been obtained or made; and

          5.7 This Amendment has been duly executed and delivered by the Company and is the binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          5.8  Each of the Debt Documents is in full force and effect.

          5.9 Each Inactive Subsidiary does not own any material assets or any assets worth more than $30,000 in the aggregate (other than Northwest Process, Inc. which does not own any assets worth more than $625,000), does not have any material liabilities other than those which have been disclosed in writing to the Collateral Agent, and does not engage in any business activity whatsoever.

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     6.   Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          7.1 Amendment. The Company and the Noteholder Parties shall have duly executed and delivered this Amendment.

          7.2 Acknowledgment of Amendment and Reaffirmation of Guaranties. The Subsidiary Guarantors shall have duly executed and delivered the Acknowledgment of Amendment and Reaffirmation of Guaranties in the form attached hereto as Exhibit A.

     8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS AMENDMENT HAS BEEN NEGOTIATED WITH REFERENCE TO THE LAWS OF, AND IS BEING MADE AND DELIVERED IN, THE STATE OF CALIFORNIA.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.

                            UNIFIED WESTERN GROCERS, INC., COMPANY
                            a California corporation

                            By: /s/ Richard J. Martin
                                ---------------------

                            Name: Richard J. Martin

                            Title: Executive Vice President, Finance and
                            Administration, and Chief Financial Officer

JOHN HANCOCK LIFE INSURANCE COMPANY,
formerly known as John Hancock Mutual Life Insurance Company

By:  /s/ Dwayne Bertrand
     -------------------
         Dwayne Bertrand
         Regional Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:  /s/ Dwayne Bertrand
         ---------------
         Dwayne Bertrand
         Authorized Signatory

SIGNATURE 3 LIMITED

By:      John Hancock Life Insurance Company, formerly known as
         John Hancock Mutual Life Insurance Company
         as Portfolio Advisor

         By: /s/ Dwayne Bertrand
             -------------------
                 Dwayne Bertrand
                 Regional Director

         [Signature page to Amendment No. 3 to Note Purchase Agreement]

MELLON BANK, N.A., solely in its
capacity as Trustee for The Long-Term
Investment Trust (as directed by John
Hancock Financial Services, Inc.),
and not in its individual capacity

By:  /s/ Bernadette Rist
     -------------------
Name:    Bernadette Rist
Title:   Authorized Signatory

THE NORTHERN TRUST COMPANY,
as Trustee of the Lucent Technologies, Inc.
Master Pension Trust

By:      John Hancock Life Insurance Company, formerly known as
         John Hancock Mutual Life Insurance Company,
         as Investment Manager

By:  /s/ Dwayne Bertrand
     -------------------
         Dwayne Bertrand
         Regional Director

MELLON BANK, N.A., solely in its
capacity as Trustee for the Bell Atlantic
Master Pension Trust (as directed by John
Hancock Financial Services, Inc.),
and not in its individual capacity

By: /s/ Bernadette Rist
    -------------------
Name:   Bernadette Rist
Title:  Authorized Signatory

         [Signature page to Amendment No. 3 to Note Purchase Agreement]

COMMONWEALTH OF PENNSYLVANIA
STATE EMPLOYES' RETIREMENT SYSTEM

By:   John Hancock Life Insurance Company, formerly known as
      John Hancock Mutual Life Insurance Company,
      its Investment Advisor

      By: /s/ Dwayne Bertrand
          -------------------
              Dwayne Bertrand
              Regional Director

JOHN HANCOCK REASSURANCE COMPANY LTD.

By:  /s/ Dwayne Bertrand
     -------------------
         Dwayne Bertrand
         Authorized Signatory

         [Signature page to Amendment No. 3 to Note Purchase Agreement]

                                    Exhibit A

                           ACKNOWLEDGMENT OF AMENDMENT
                         AND REAFFIRMATION OF GUARANTIES

     Section 1. Each Subsidiary Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 3 to Note Purchase Agreement dated as of even date herewith (the "Amendment").

     Section 2. Each Subsidiary Guarantor hereby consents to the Amendment and agrees that the Subsidiary Guaranty relating to the Obligations of the Company under the Note Purchase Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     Section 3. Each Subsidiary Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Subsidiary Guaranty are true, accurate and complete as if made the date hereof.

Dated as of December 31, 2002

SUBSIDIARY GUARANTORS:  CROWN GROCERS, INC

                        GROCERS DEVELOPMENT CENTER, INC

                        GROCERS SPECIALTY COMPANY

                        SAV MAX FOODS, INC.

                        By: /s/ Robert M. Ling, Jr.
                            -----------------------

                        Name: Robert M. Ling, Jr.

                        Title: President/Secretary